                                  SECURITY AGREEMENT
                                     (GUARANTOR)


          This SECURITY AGREEMENT, dated as of September 25, 1997, is entered into between SIERRA MEDICAL MANAGEMENT, INC., a Delaware corporation ("GUARANTOR"), and IMPERIAL BANK, a California banking corporation ("Bank"), with reference to the following facts:

                                   R E C I T A L S

          A. Prospect Medical Holdings, Inc., a Delaware corporation ("BORROWER"), and Bank have entered into the Loan Agreement; and

          B. In order to induce Bank to continue to make Loans under the Loan Agreement and as a condition thereof, Guarantor has executed that certain Continuing Guaranty, of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "GUARANTY"), pursuant to which Guarantor guarantees the full payment and performance of all obligations owing to Bank by the Borrower under the Loan Agreement; and

          C. In order to induce Bank to continue to make Loans under the Loan Agreement and as a condition thereof, Guarantor has agreed to enter into this Security Agreement in order to grant to Bank a first priority security interest in the Collateral to secure prompt payment and performance of the Secured Obligations.

                                  A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

          1. DEFINITIONS. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement. In addition, as used herein, the following terms shall have the following meanings:

               "ACCOUNT DEBTOR" means any Person who is or who may become obligated with respect to, or on account of, an Account.

               "ACCOUNTS" means any and all of Guarantor's presently existing and hereafter arising accounts and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Guarantor, irrespective of whether earned by performance.

               "BANK" means Imperial Bank, a California banking corporation.


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

               "BANK EXPENSES" shall mean: any and all costs or expenses required to be paid by Guarantor under this Security Agreement which are paid or advanced by Bank; all costs and expenses of Bank, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Bank, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

               "GUARANTOR'S BOOKS" means any and all presently existing and hereafter acquired or created books and records of Guarantor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles and Negotiable Collateral.

               "CHATTEL PAPER" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

               "CODE" means the California Uniform Commercial Code except, to the extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

               "COLLATERAL" means the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, and Guarantor's Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, Investment Property, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

               "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Bank.


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               "DEPOSIT ACCOUNT" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Guarantor with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

               "DOCUMENTS" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Guarantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Guarantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

               "EQUIPMENT" means any and all of Guarantor's presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Guarantor relating thereto, whether in the possession and control of Guarantor, or in the possession and control of a third party for the account of Guarantor.

               "FEIN" means Federal Employer Identification Number.

               "GENERAL INTANGIBLES" means any and all of Guarantor's presently existing and hereafter acquired or arising general intangibles and other intangible personal property of every kind and description, including:

               (a) contracts and contract rights, noncompetition covenants, licensing and distribution agreements, indemnity agreements, guaranties, insurance policies, franchise agreements and lease agreements;

               (b) deposit accounts, uncertificated certificates of deposit, uncertificated securities, and interests in any joint ventures, partnerships or limited liability companies;

               (c) choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising);

               (d) licenses, approvals, permits or any other authorizations issued by any Government Authority;


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               (e)  Intellectual Property Collateral;

               (f) computer software, magnetic media, electronic data processing files, systems and programs;

               (g) rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Guarantor may be entitled;

               (h) purchase orders, customer lists, subscriber lists and goodwill;

               (i) monies due or recoverable from pension funds, refunds and claims for tax or other refunds against any Governmental Authority; and

               (j) other contractual, equitable and legal rights of whatever kind and nature.

               "GUARANTY" has the meaning set forth in Recital B hereto.

               "INSTRUMENTS" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

               "INTELLECTUAL PROPERTY COLLATERAL" means the following Assets owned or held by Guarantor or in which Guarantor otherwise has any interest, now existing or hereafter acquired or arising:

               (a) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof;

               (b) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

               (c) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and


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

wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

               (d) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

               (e) the entire goodwill of or associated with the businesses now or hereafter conducted by Guarantor connected with and symbolized by any of the aforementioned properties and assets.

               "INVENTORY" means any and all of Guarantor's presently existing and hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Guarantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Guarantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

               "INVESTMENT PROPERTY" has the meaning given to such term in the Code.

               "LOAN AGREEMENT" means that certain Revolving Credit Agreement, dated as of July 3, 1997, between Borrower and Bank, as amended by that certain Amendment Number One, dated as of July 14, 1997, that certain Amendment Number Two, dated as of even date herewith, and as may be at any time hereafter further supplemented, modified, amended or restated.

               "NEGOTIABLE COLLATERAL" means any and all of Guarantor's presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel Paper.

               "PROCEEDS" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Guarantor, including "proceeds" as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Guarantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

               "RIGHTS TO PAYMENT" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.

               "SECURED OBLIGATIONS" shall have the meaning of "Guaranteed Obligations" under the Guaranty and shall also mean any and all debts, liabilities, obligations, or undertakings owing by Guarantor to Bank arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Bank Expenses which Guarantor is required to pay or reimburse pursuant to this Security Agreement, the Loan Agreement, the other Loan Documents or by law.

               "SECURITY AGREEMENT" shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

          2. CONSTRUCTION. Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Bank include reasonable estimates (absent manifest error) by Bank, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Bank, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

          3. CREATION OF SECURITY INTEREST. Guarantor hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Guarantor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Bank or Guarantor.


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

          4.   FURTHER ASSURANCES.

               4.1 Guarantor shall execute and deliver to Bank concurrently with Guarantor's execution of this Security Agreement, and from time to time at the request of Bank, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Loan Agreement. Guarantor hereby irrevocably makes, constitutes, and appoints Bank (and Bank's officers, employees, or agents) as Guarantor's true and lawful attorney with power to sign the name of Guarantor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Guarantor in order to perfect, or continue the perfection of, Bank's security interests in the Collateral. Guarantor agrees that neither Bank, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or wilful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE LOAN AGREEMENT TERMINATED, AND ALL GUARANTOR'S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

               4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Loan Agreement, Guarantor will: (i) at the request of Bank, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Bank, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of Bank, appear in and defend any action or proceeding which may affect Guarantor's title to, or the security interest of Bank in, any of the Collateral; and (iii) upon demand of Bank, allow inspection of Collateral by Bank or Persons designated by Bank at any time during normal business hours.

               4.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Guarantor shall, immediately upon request by Bank, endorse (where appropriate) and assign the Negotiable Collateral over to Bank, and deliver to Bank actual physical possession of the Negotiable Collateral to Bank together with any instruments of transfer or assignment, all in form and substance satisfactory to Bank, in order to fully perfect the security interest therein of Bank.

               4.4 Guarantor shall cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all Deposit Accounts and Investment Property.


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

          5. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to continue to make Loans to Borrower, in addition to the representations and warranties of Guarantor set forth in the Guaranty which are incorporated herein by this reference, Guarantor represents and warrants to Bank that on the date of each and every Borrowing:

               5.1 LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL; FEIN. Guarantor's chief executive office is located at the address set forth in
SCHEDULE 1, and all other locations where Guarantor conducts business or Collateral is kept are set forth in SCHEDULE 1. Guarantor's FEIN is 33-0564370.

               5.2 LOCATIONS OF GUARANTOR'S BOOKS. All locations where Guarantor's Books are kept, including all equipment necessary for accessing Guarantor's Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Guarantor's Books or collecting Rights to Payment for Guarantor, are set forth in SCHEDULE 1.

               5.3 TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which Guarantor presently conducts its business operations are set forth in SCHEDULE 1, and, except as set forth in SCHEDULE 1, Guarantor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

               5.4 OWNERSHIP OF COLLATERAL. Guarantor is and shall continue to be the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

               5.5 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a security interest which is enforceable against the Collateral in which Guarantor now has rights and will create a security interest which is enforceable against the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights, and (ii) Bank has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties, possession or control) and a first priority security interest in the Collateral in which Guarantor now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest in the Collateral in which Guarantor hereafter acquires rights at the time Guarantor acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Secured Obligations.

               5.6 OTHER FINANCING STATEMENTS. Other than financing statements in favor of Bank and financing statements filed in connection with Permitted Liens, no effective financing statement naming Guarantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.


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

               5.7  RIGHTS TO PAYMENT.

                    (a) the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Guarantor's reserves for uncollectible Rights to Payment;

                    (b) all Account Debtors and other obligors on the Rights to Payment are Solvent and generally paying their debts as they come due;

                    (c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

                    (d) Guarantor has not assigned any of its rights under the Rights to Payment other than to Bank pursuant to this Agreement;

                    (e) all statements made, all unpaid balances and all other information in Guarantor's Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

                    (f) Guarantor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

               5.8 INVENTORY. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to Guarantor, nor has any Inventory been consigned to Guarantor or consigned by Guarantor to any Person or is held by Guarantor for any Person under any "bill and hold" or other arrangement.

               5.9  INTELLECTUAL PROPERTY.

                    (a) except as set forth in SCHEDULE 1, Guarantor (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

                    (b) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

                    (c) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of Guarantor's knowledge, each of the patents is valid and enforceable and Guarantor has notified Bank in writing of all prior art (including public uses and sales) of which it is aware;

                    (d) to the best of Guarantor's knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

                    (e) Guarantor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Guarantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

                    (f) Guarantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other intellectual property Collateral necessary to continue to conduct its business as heretofore conducted.

               5.10 EQUIPMENT.

                    (a) none of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Guarantor has supplied Bank with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Bank's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and

                    (b) none of the Equipment is leased from or to any Person, except as set forth in SCHEDULE 1.

               5.11 DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which Guarantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in SCHEDULE 1.

               5.12 INVESTMENT PROPERTY. All Investment Property is set forth and described in SCHEDULE 1, and all financial institutions or financial intermediaries holding or in possession of such Investment Property are set forth in SCHEDULE 1.

          6. COVENANTS. In addition to the covenants of Guarantor set forth in the Loan Agreement which are incorporated herein by this reference, Guarantor agrees that until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of Bank's obligations under the Loan Agreement to Borrower have been terminated:

               6.1 DEFENSE OF COLLATERAL. Guarantor shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Bank's right or interest in, the Collateral.

               6.2 PRESERVATION OF COLLATERAL. Guarantor shall do and perform all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

               6.3 COMPLIANCE WITH LAWS, ETC. Guarantor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

               6.4 LOCATION OF GUARANTOR'S BOOKS AND CHIEF EXECUTIVE OFFICE. Guarantor shall: (i) keep all Guarantor's Books at the locations set forth in
SCHEDULE 1; and (ii) maintain the location of Guarantor's chief executive office or principal place of business at the location set forth in SCHEDULE 1; PROVIDED, HOWEVER, that Guarantor may amend SCHEDULE 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the location of Guarantor's Books or Guarantor's chief executive office or principal place of business is changed, and (ii) at the time of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendments necessary to perfect or continue perfected Bank's security interests in the Collateral and also obtains for Bank such duly executed Collateral Access Agreement as Bank shall require with respect to such new location.

               6.5 LOCATION OF COLLATERAL. Guarantor shall keep the Inventory and Equipment only at the locations identified on SCHEDULE 1; PROVIDED, HOWEVER, that Guarantor may amend SCHEDULE 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States, and (iii) at the time of such written notification, Guarantor executes and delivers any financing statements or fixture filings necessary to perfect and continue perfected Bank's security interests in such Assets and also obtains for Bank such duly executed Collateral Access Agreement as Bank shall require with respect to such new location.

               6.6 CHANGE IN NAME, TRADE NAME, TRADE STYLE OR FEIN. Guarantor shall not change its name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on SCHEDULE 1; PROVIDED, HOWEVER, that Guarantor may amend SCHEDULE 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) at the time of such written notification, Guarantor executes and delivers any financing statement amendments or fixture filing amendments necessary to continue perfected Bank's security interests in the Collateral.

               6.7 MAINTENANCE OF RECORDS. Guarantor shall keep separate, accurate and complete Guarantor's Books, disclosing Bank's security interest hereunder.

               6.8 DISPOSITION OF COLLATERAL. Guarantor shall not surrender or lose possession of (other than to Bank), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Loan Agreement.

               6.9 LIENS. Guarantor shall keep the Collateral free of all Liens except Permitted Liens.

               6.10 LEASED PREMISES. At Bank's request, Guarantor shall obtain from each Person from whom Guarantor leases any premises at which any Collateral is at any time present, such Collateral Access Agreements as Bank may require.

               6.11 RIGHTS TO PAYMENT.  Guarantor shall:

                    (a) perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

                    (b) enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Bank;

                    (c) if, to the knowledge of Guarantor, any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Guarantor or otherwise), disclose such fact fully to Bank in Guarantor's Books relating to such Account or other Right to Payment and in connection with any report furnished by Guarantor to Bank relating to such Right to Payment;

                    (d) furnish to Bank such information and reports regarding the Rights to Payment as Bank may request, and upon request of Bank make such demands and requests for information and reports as Guarantor is entitled to make in respect of the Rights to Payment; and

                    (e) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as Bank shall require.

               6.12 INVENTORY.  Guarantor shall:

                    (a) at such times as Bank shall request, prepare and deliver to Bank periodic reports pertaining to the Inventory, in form and substance satisfactory to Bank;

                    (b) upon the request of Bank, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to Bank;

                    (c) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Guarantor without obtaining for Bank such Collateral Access Agreements as Bank shall require; and

                    (d) not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving Bank prior written notice thereof.

               6.13 EQUIPMENT. Guarantor shall, upon Bank's request, deliver to Bank a report of each item of Equipment, in form and substance satisfactory to Bank.

               6.14 INTELLECTUAL PROPERTY COLLATERAL.  Guarantor shall:

                    (a) not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral without in each case giving Bank prior notice thereof;

                    (b) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

                    (c) promptly give Bank notice of any rights Guarantor may obtain to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

                    (d) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

          7. COLLECTION OF RIGHTS TO PAYMENT. Guarantor or its agents shall endeavor in the first instance to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of Bank after the occurrence of an Event of Default, all remittances received by Guarantor shall be held in trust for Bank, and, in accordance with Bank's instructions, remitted to Bank or deposited to an account with Bank in the form received (with any necessary endorsements or instruments of assignment or transfer).

          8. EVENTS OF DEFAULT. The occurrence of any Event of Default under the Loan Agreement shall constitute an event of default ("Event of Default") under this Security Agreement.

          9.   RIGHTS AND REMEDIES.

               9.1 During the continuance of an Event of Default, Bank, without notice or demand, may do any one or more of the following, all of which are authorized by Guarantor:

                    (a) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Bank considers advisable, and in such cases, Bank will credit the Secured Obligations with only the net amounts received by Bank in payment of such disputed Accounts after deducting all Bank Expenses incurred or expended in connection therewith;

                    (b) Cause Guarantor to hold all returned Inventory in trust for Bank, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of Bank;

                    (c) Without notice to or demand upon Guarantor or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interests in the Collateral. Guarantor agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Guarantor authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Bank's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned or leased premises, Guarantor hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                    (d) Without notice to Guarantor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of Guarantor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Guarantor held by Bank;

                    (e) Hold, as cash collateral, any and all balances and Deposit Accounts of Guarantor held by Bank, to secure the full and final repayment of all of the Secured Obligations;

                    (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Guarantor's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                    (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Bank determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                    (h) Bank shall give notice of the disposition of the Collateral as follows:

                         (i)    Bank shall give Guarantor and each holder of a
security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                         (ii)   The notice shall be personally delivered or
mailed, postage prepaid, to Guarantor as provided in SECTION 15 of the Guaranty, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Guarantor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

                         (iii)  If the sale is to be a public sale, Bank also
shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                    (i)  Bank may credit bid and purchase at any public sale;
and

                    (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Guarantor. Any excess will be returned, without interest and subject to the rights of third Persons, by Bank to Guarantor.

               9.2 Upon the exercise by Bank of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Guarantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Bank or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

               9.3 The rights and remedies of Bank under this Security Agreement, the Guaranty, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of any one right or remedy shall be deemed an election of remedies, and no waiver by Bank of any default on Guarantor's part shall be deemed a continuing waiver of any further defaults. No delay by Bank shall constitute a waiver, election or acquiescence with respect to any right or remedy.

          10. BANK NOT LIABLE. So long as Bank complies with the obligations, if any, imposed by Section 9207 of the Code, Bank shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

          11. INDEFEASIBLE PAYMENT. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to Bank are no longer subject to any right on the part of any Person, including Guarantor, Guarantor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Guarantor or Guarantor's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

          12. NOTICES. All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 15 of the Guaranty.

          13.  GENERAL PROVISIONS.

               13.1 SUCCESSORS AND ASSIGNS. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Guarantor and Bank; PROVIDED, HOWEVER, that Guarantor may not assign this Security Agreement nor delegate any of its duties hereunder without Bank's prior written consent and any prohibited assignment or delegation shall be absolutely void. No consent by Bank to an assignment by Guarantor shall release Guarantor from the Secured Obligations. Bank reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Loan Agreement. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Guarantor, Guarantor's business, or the Collateral to any such prospective or actual Transferee, subject to the terms of Section 9.5(e) of the Loan Agreement.

               13.2 EXHIBITS AND SCHEDULES. All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

               13.3 NO PRESUMPTION AGAINST ANY PARTY. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

               13.4 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any of the Loan Documents to which Guarantor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

               13.5 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Bank.

               13.6 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

          14. GOVERNING LAW. This Security Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          15.  JUDICIAL REFERENCE.

               15.1 Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Security Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which Guarantor or Bank gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Security Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property Collateral is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall
(a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Security Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               15.2 Except as expressly set forth in this Security Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               15.3 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               15.4 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.


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                                          19

          IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

                                SIERRA MEDICAL MANAGEMENT, INC.,
                                a Delaware corporation


                                By /s/ Thomas A. Maloof
                                  --------------------------------

                                Title:  CFO
                                      ----------------------------


                                IMPERIAL BANK,
                                a California banking corporation


                                By /s/ Mark W. Campbell
                                  --------------------------------

                                Title:  SVP
                                      ----------------------------


                                          20